Exhibit 4.13

POET TECHNOLOGIES INC. (the “Corporation”)
(formerly “OPEL Technologies Inc.”)

2013 STOCK OPTION PLAN (the “Plan”)

1.              Purpose of the Plan

The purpose of the Plan is to assist the Corporation in attracting, retaining and motivating “Directors”, “Employees” and “Consultants” of the Corporation and any of its subsidiaries and to closely align the personal interests of such Directors, Employees and Consultants with those of the shareholders by providing them with the opportunity, through options, to acquire common shares in the capital of the Corporation. All capitalized terms herein, unless otherwise defined herein, shall have the meanings ascribed to them in TSX Venture Exchange Policies 1.1, 4.4, or other applicable TSX Venture Exchange Policies as the case may be.

2.              Implementation

The Plan and the grant and exercise of any options under the Plan are subject to compliance with the applicable requirements of each stock exchange (the “Exchanges”) on which the shares of the Corporation are listed at the time of the grant of any options under the Plan and of any governmental authority or regulatory body to which the Corporation is subject.

Upon approval by the Shareholders of the Corporation, the Plan will replace and supersede the previous Plan known as the “2011 Stock Option Plan” which was approved by Shareholders on June 21st, 2011. Notwithstanding that at some future date, the shares of the Corporation are no longer listed on the TSX Venture Exchange, the Plan will remain in effect until amended or discontinued in accordance with section 7, provided that it is in compliance with all applicable corporate and securities laws, rules and regulations.

3.              Administration

The Plan shall be administered by the Board of Directors of the Corporation which shall, without limitation, subject to the approval of the Exchanges, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board of Directors may delegate any or all of its authority with respect to the administration of the Plan and any or all of the rights, powers and discretions with respect to the Plan granted to it hereunder to such committee of directors of the Corporation as the Board of Directors may designate and upon such delegation such committee of directors, as well as the Board of Directors, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Plan. When used hereafter in the Plan, “Board of Directors” shall be deemed to include a committee of directors acting on behalf of the Board of Directors.

4.              Shares Issuable Under the Plan

Subject to the requirements of the TSX Venture Exchange:

(a)         the aggregate number of shares (“Optioned Shares”) that may be issuable pursuant to options granted under the Plan will not exceed 26,475,000 shares (being an increase of 8,003,000 since last shareholders’ approval and hereinafter referred to as the “Fixed Number;

(b)         unless approval of this Plan is obtained by the majority of the disinterested shareholders of the Corporation (the “Disinterested Approval”),

(i)                       the number of shares reserved for issuance under stock options granted to Insiders of the Corporation under this Plan and all outstanding stock option plans or grants of options may not at any time exceed 10% of the issued shares of the Corporation;

(ii)                    no more than an aggregate of 10% of the issued shares of the Corporation, calculated at the date the option(s) is(are) granted, may be granted to Insiders of the Corporation in any 12 month period under this Plan and all outstanding stock option plans or grants of options;

(iii)                 no more than an aggregate of 5% of the issued shares of the Corporation, calculated at the date the option is granted, may be granted to any one Optionee (as hereinafter defined) in any 12 month period under this Plan and all outstanding stock option plans or grants of options;

however, upon obtaining the requisite Disinterested Approval, these provisions shall no longer apply;

(c)          no more than 2% of the issued shares of the Corporation, calculated at the date the option is granted, may be granted to any one Consultant in any 12 month period;

(d)         no more than an aggregate of 2% of the issued shares of the Corporation, calculated at the date the option is granted, may be granted to all Person’s retained to provide Investor Relations Activities in any 12 month period. Persons retained to provide Investor Relations Activities shall include any Consultant that performs Investor Relations Activities and Employees or Directors whose role and duties primarily consist of Investor Relations Activities.

5.              Eligibility

(a)         General

Options may be granted under the Plan to Directors, Employees, Consultants, and Consultant Companies of the Corporation and any of its subsidiaries (collectively the “Optionees” and individually an “Optionee”).  Subject to the provisions of the Plan, the total number of Optioned Shares to be made available under the Plan and to each Optionee, the time or times and price or prices at which options shall be granted, the time or times at which such options are exercisable, and any conditions or restrictions on the exercise of options, shall be in the full and final discretion of the Board of Directors.

(b)         Consultant Company and other Companies

Except in relation to a Consultant Company options may also be granted under the Plan to a company which is wholly owned by individuals eligible for an option grant, provided that a Form 4F (Certification and Undertaking Required from a Company Granted an Incentive Stock Option) duly completed and signed by the Optionee in the form attached hereto as Schedule “B” or such other form as may be amended by the TSX Venture Exchange from time to time.

(c)          Management Company Employees

Options may also be granted to Management Company Employees employed by a company providing management services to the Corporation, which services are required for the ongoing successful operation of the business enterprise of the Corporation, except for services involving Investor Relations Activities.

(d)         Options Granted to Employees, Consultants or Management Company Employees

The Corporation represents that, in the event it wishes to grant options under the Plan to Employees, Consultants, Consultant Companies or Management Company Employees, it will only grant such options to Optionees who are bona fide Employees, Consultants, Consultant Companies or Management Company Employees, as the case may be.

6.       Terms and Conditions

All options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

(a)         Exercise price

The exercise price to each Optionee for each Optioned Share shall be determined by the Board of Directors, but shall be:

(i)             not less than the last closing price of the Corporation’s common shares as traded on the TSX Venture Exchange before the date of the stock option grant, unless the price determined by the Board of Directors is discounted, in which case shall not be less than the Discounted Market Price of the Corporation’s common shares as traded on the TSX Venture Exchange, or

(ii)          such other price as may be agreed to by the Corporation and accepted by the TSX Venture Exchange,

provided that the exercise price for each Optioned Share in respect of options granted within 90 days of a Distribution by a Prospectus shall not be less than the greater of the Discounted Market Price and the price per share paid by public investors for listed shares of the Corporation under the Distribution.

(b)         Reduction in the Exercise Price of Options Granted to Insiders

In the event the Corporation wishes to reduce the exercise price of any options held by Insiders of the Corporation at the time of the proposed reduction, the approval of the disinterested Shareholders of the Corporation will be required prior to the exercise of any such options at the reduced exercise price.

(c)          Option Agreement

All options shall be granted under the Plan by means of an agreement (the “Option Agreement”) between the Corporation and each Optionee in the form attached hereto as Schedule “A” or such other form as may be approved by the Board of Directors, such approval to be conclusively evidenced by the execution of the Option Agreement by any one director or officer of the Corporation, or otherwise as determined by the Board of Directors.

(d)         Length of Grant

Subject to sections 6 (k), 6 (m), 6 (n), 6 (o) and 6 (p) all options granted under the Plan shall expire not later than that date which is 10 years from the date such options were granted.

(e)          Non-Assignability of Options

An option granted under the Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by an Optionee other than by will or other testamentary instrument or the laws of succession (subject to section 6 (p) hereof) and may be exercisable during the lifetime of the Optionee only by such Optionee.

(f)           Vesting Schedules

The following vesting schedules will apply to incentive stock options granted under the Plan. Each Optionee who is granted an option under the Plan will become vested with the right to exercise one-quarter (1/4) of the option on the date of the grant of the option and a further one-quarter (1/4) upon the conclusion of every six months subsequent to the date of the grant of the option, such that that Optionee will be vested with the right to exercise one hundred percent (100%) of his option upon the conclusion of 18 months from the date of the grant of the option. The Board of Directors may, at the time of grant, apply a different vesting schedule for any or all options granted, including such schedule whereby the options will vest immediately, provided that options granted to Consultants performing “Investor Relations Activities” must vest in stages over 12 months with no more than ¼ of the options vesting in any three month period.

(g)          Right to Postpone Exercise

Each Optionee, upon becoming entitled to exercise the option in respect of any Optioned Shares in accordance with the Option Agreement, shall thereafter be entitled to exercise the option to purchase such Optioned Shares at any time prior to the expiration or other termination of the Option Agreement or the option rights granted thereunder in accordance with such agreement.

(h)         Exercise and Payment

Any option granted under the Plan may be exercised by an Optionee or, if applicable, the legal representatives of an Optionee, giving notice to the Corporation specifying the number of shares in respect of which such option is being exercised, accompanied by payment (by bank draft or certified cheque/check payable to the Corporation) of the entire exercise price (determined in accordance with the Option Agreement) for the number of shares specified in the notice. Upon any such exercise of an option by an Optionee the Corporation shall cause the transfer agent and registrar of shares of the Corporation to promptly deliver to such Optionee or the legal representatives of such Optionee, as the case may be, a share certificate in the name of such Optionee or the legal representatives of such Optionee, as the case may be, representing the number of shares specified in the notice. Notwithstanding the aforesaid, the Optionee shall comply with any procedures adopted by the Corporation from time to time with respect to the exercise of options including the procedures of any outside companies retained by the Corporation to facilitate the exercise of options.

(i)             Rights of Optionees

The Optionees shall have no rights whatsoever as shareholders in respect of any of the Optioned Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) other than Optioned Shares in respect of which Optionees have exercised their option to purchase and which have been issued by the Corporation.

(j)            Effect of a Take-Over Bid

If a bona fide offer ( an “Offer”) for Shares is made to the Optionee or to shareholders of the Corporation generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Corporation, within the meaning of subsection 1(1) of the Securities Act, the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon (subject to the approval of the Exchanges) all Option Shares subject to such Option will become fully vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

(i)    (a)  the Offer is not completed within the time specified therein; or

(ii)  (b)  all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof;

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Corporation and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to section 6 (f) shall be reinstated. If any Option Shares are returned to the Corporation under this section 6 (g), the Corporation shall immediately refund the exercise price to the Optionee for such Option Shares

(k)         Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, fully vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.  The Directors shall give each Optionee as much notice as possible of the acceleration of the Options under this section, except that not less than 5 business days notice is required and more than 30 days notice is not required.

(l)             Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding Option will become fully vested, whereupon such Option may be exercised in whole or in part by the Optionee, subject to the approval of the Exchanges, if necessary.

(m)     Alterations in Shares

In the event of a stock dividend, subdivision, redivision, consolidation, share reclassification (other than pursuant to the Plan), amalgamation, merger, corporate arrangement, reorganization, liquidation or the like of or by the Corporation, the Board of Directors may make such adjustment, if any, of the number of Optioned Shares, or of the exercise price, or both, as it shall deem appropriate to give proper effect to such event. If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of shares in the Corporation for those in another corporation is imminent, the Board of Directors may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under the Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Optionees and of the time for the fulfilment of any conditions or restrictions on such exercise. All determinations of the Board of Directors under this section 6 (m) shall be full and final.

(n)         Termination for Cause

If an Optionee ceases to be either a Director, Employee, Consultant or Management Company Employee of the Corporation or of any of its subsidiaries as a result of having been dismissed from any such position for cause, all unexercised option rights of that Optionee under the Plan shall immediately become terminated and shall lapse, notwithstanding the original term of the option granted to such Optionee under the Plan.

(o)         Termination Other Than For Cause

(i)             If an Optionee ceases to be either a Director, Employee, Consultant or Management Company Employee of the Corporation or any of its subsidiaries for any reason other than as a result of having been dismissed for cause as provided in section 6 (n) or as a result of the Optionee’s death, such Optionee shall have the right for a period of 90 days (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to be either a Director, Employee, Consultant or Management Company Employee to exercise the option under the Plan with respect to all Optioned Shares of such Optionee to the extent they were exercisable on the date of ceasing to be either a Director, Employee, Consultant or Management Company Employee. Upon the expiration of such 90 day period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Plan.

(ii)          If an Optionee engaged in providing Investor Relations Activities to the Corporation ceases to be employed in providing such Investor Relations Activities, such Optionee shall have the right for a period of 30 days (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to provide such Investor Relations Activities to exercise the option under the Plan with respect to all Optioned Shares of such Optionee to the extent there were exercisable on the date of ceasing to provide such Investor Relations Activities. Upon the expiration of such 30-day period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Plan.

(p)         Deceased Optionee

In the event of the death of any Optionee, the legal representatives of the deceased Optionee shall have the right for a period of one year (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of death of the deceased Optionee to exercise the deceased Optionee’s option with respect to all of the Optioned Shares of the deceased Optionee to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised option rights of the deceased Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to the deceased Optionee under the Plan.

(q)         Hold Period

In addition to any resale restrictions under securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to an Issuer, and any other circumstances for which the Exchange Hold Period may apply, where the exercise price of the stock option is at a discount to the Market Price, all stock options and any Option Shares issued under stock options exercised prior to the expiry of the Exchange Hold Period must be legended with the Exchange Hold Period commencing on the date the stock options were granted.

(r)            Withholding Tax Requirements

If the Corporation is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of employee stock option benefits and to remit to the applicable governmental authority an amount on account of tax based upon the value of the taxable benefit associated with the issuance of shares on exercise of options, then the Optionee shall:

(i)                  pay to the Corporation, in addition to the exercise price for the options, such cash as may be reasonably determined by the Corporation or an agent of the Company to be necessary to fund the required tax remittance;

(ii)               authorize the Corporation or an agent of the Company, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Corporation may determine, a portion of the optioned shares of the Corporation being issued upon exercise of the option to realize cash proceeds to fund the required tax remittance; or

(iii)            make other arrangements acceptable to the Corporation to fund the required tax remittance.

7.              Amendment and Discontinuance of Plan

Subject to the acceptance of the Exchanges and any required shareholder approval, the Board of Directors may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to an Optionee under the Plan without the consent of that Optionee.

8.              No Further Rights

Nothing contained in the Plan nor in any option granted hereunder shall give any Optionee or any other person any interest or title in or to any shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any option, nor shall it confer upon the Optionees any right to continue as a Director, Employee or Consultant of the Corporation or of any of its subsidiaries.

9.              Compliance with Laws

The obligations of the Corporation to sell shares and deliver share certificates under the Plan are subject to such compliance by the Corporation and the Optionees as the Corporation deems necessary or advisable with all applicable corporate and securities laws, rules and regulations.

Approved by the Directors on February 20th, 2013

Approved by the Disinterested Shareholders on June 21st, 2013